DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports Third Quarter, Nine Month 2013 Results
Sharp Reduction in Non-performing Assets, Continued Growth in Non-interest Income

Downingtown, PA, October 24, 2013 -- DNB Financial Corporation (NASDAQ: DNBF), parent of DNB First, National Association, the oldest nationally-chartered community bank serving the greater Philadelphia region, today reported financial results for the three months and nine months ended September 30, 2013.

William S. Latoff, Chairman and CEO, commented: “Our year-over-year operating performance reflects our commitment to growing loans, deposits and revenue from a diversified mix of commercial, retail, and wealth management services. We continued to build shareholder value, as evidenced by our third quarter 2013 earnings, which was our 17th consecutive quarterly profit. We continue to diversify our revenue and funding mix, and to expand our business on a number of fronts."

“Through the actions we've taken during the quarter to write-down three legacy non-performing credits, we have strengthened our balance sheet.  Further, we expect this action will have a positive impact on our financial results and performance ratios in future quarters."

“Our growth, combined with a strong focus on risk management and asset quality, has made us a stronger company. We made significant strides toward improving asset quality during the third quarter. Non-performing loans to total loans fell to 1.40%, down from 2.60% at June 30, 2013 and 4.05% at March 31, 2013. Our earnings in the third quarter of 2013 reflect a $1.6 million provision for credit losses, following a $3.6 million write-down of three legacy non-performing commercial credits. By fully addressing these problem credits, we believe we are better positioned to demonstrate our ability to flow revenue growth to the bottom line.”

Highlights:

•
Improved asset quality was reflected in several key performance ratios, including a non-performing loans to total loans ratio of 1.40% and a ratio of non-performing assets to total assets of 1.51% at September 30, 2013, compared with 2.63% and 1.82%, respectively, at December 31, 2012.

•
Net income available to common shareholders for the three months ended September 30, 2013 was $295,542 or $0.10 per diluted share compared with $1.38 million or $0.50 per diluted share for the three months ended September 30, 2012.

•
Net income available to common shareholders for the nine months ended September 30, 2013 was $2.65 million or $0.95 per diluted share compared with $3.62 million or $1.32 per diluted share for the nine months ended September 30, 2012.

•	Total non-performing assets declined to $9.78 million at September 30, 2013 compared with $11.67 million at December 31, 2012 and $13.69 million at September 30, 2012.

•	Total assets were $649.81 million, a $10.24 million increase compared with $639.57 million at December 31, 2012 and up from $626.19 million at September 30, 2012.

•
Total interest expense for the nine months ended September 30, 2013 declined 23% compared with the first nine months of 2012, reflecting both ongoing interest rate management practices and the growth of core deposits. Low-cost core deposit growth contributed to the company’s ability to reduce its reliance on FHLB borrowings by half, to $10 million.

•	Wealth management continued to record strong growth in assets under care, which generated 55% more fee income in the third quarter of 2013 compared with the third quarter of 2012.

•	Total deposits were $551.86 million at September 30, 2013 compared with $530.42 million at December 31, 2012.

•	Total loans and leases before allowance for credit losses were $399.24 million at September 30, 2013 compared with $396.50 million at December 31, 2012, reflecting organic loan growth.

•
Total stockholders' equity was $57.75 million at September 30, 2013, compared to $56.71 million at December 31, 2012 and the company’s book value per common share was $16.28 at September 30, 2013 compared to $16.08 at December 31, 2012.

•
Tier 1 leverage ratio of 10.39%, Tier 1 risk-based capital ratio of 15.18% and a total risk-based capital ratio of 16.16% as of September 30, 2013 exceeded regulatory definitions for a well-capitalized institution.

“DNB continues to leverage its reputation for providing high quality personalized banking products and services to grow the bank’s balance sheet and enhance value for shareholders,” Latoff said.  “Deposit growth, which includes a 12% increase in business-related accounts, enabled DNB to maintain low funding costs, while continuing its expansion of  relationship banking. This reflects successful execution of a prudent strategy to grow our commercial banking business."

“The performance of our wealth management business, which has also been an important focus, has been gratifying,” Latoff explained.  “We have added key revenue producing team members in this area and will continue to do so as appropriate.”

Income Statement Highlights

Net interest income after the provision for credit losses was $3.43 million for the three months ended September 30, 2013 compared with $5.33 million for the three months ended September 30, 2012. This reflects the continuing low interest rate environment, a 25% reduction of total interest expense, and a provision for credit losses of $1.60 million in the quarter. The increased provision expense was primarily due to the $3.6 million write-down of three non-performing commercial credits. For the nine months ended September 30, 2013, net interest income after the provision for credit losses was $13.02 million compared with $15.38 million for the first nine months of 2012.

The company’s net interest margin was 3.21% for the third quarter of 2013, compared with 3.80% for the third quarter of 2012. The decline reflects continuing pressure on margins in a low-rate environment, offset by careful interest expense management and a diminished reliance on outside borrowings. However, the reduction in non-performing assets should contribute to an expanding margin in future quarters.

Non-interest income, including fees from wealth management, gains on the sale of investment securities and SBA 7(a) loans and fees from debit cards and merchant services was $1.32 million in third quarter of 2013, up 21% compared to $1.09 million in the third quarter of 2012.  Non-interest income for the first nine months of 2013 was $3.68 million, up 16% compared to $3.17 million for the first nine months of 2012.

Fees from the company’s wealth management business, which includes investment management, trust and insurance, rose 55% year over year, to $344,182 in the third quarter of 2013, compared to $222,523 in the third quarter of 2012. Wealth Management fees were $936,606 in the first nine months of 2013 compared  to $689,519 in the first nine months of 2012. Assets under care were $139.49 million at September 30, 2013, compared with $115.63 million at September 30, 2012. Latoff noted: "We believe the company’s wealth management business possesses great upside, as the bank operates in markets with strong customer demographics."

Total non-interest expense was stable year over year with total non-interest expense of $4.45 million in the third quarter of 2013 compared to $4.45 million for the same period in 2012.  For the first nine months of 2013, non-interest expense was $13.11 million compared with $13.04 million in the first nine months of 2012.

Balance Sheet Highlights

Total deposits were $551.86 million at September 30, 2013, up 4% compared with $530.42 million at December 31, 2012. At September 30, 2012, total deposits were $517.88 million. Growth was supported by initiatives to attract core deposits and expand customer relationships to incorporate more deposit activity. Core deposit growth contributed positively to the company’s 0.46% average cost of funds for third quarter 2013. The company trimmed Federal Home Loan Bank borrowings to $10 million during the nine months of 2013 compared with $20 million at December 31, 2012.

Total loans and leases before allowance for credit losses were $399.24 million at September 30, 2013 compared with $396.50 million at December 31, 2012. Loan totals reflect growth in commercial lending and relative stability in retail lending. This was partially offset by customer pay-downs of higher-rate loans and the company choosing to not renew selected weaker credits.

Overall asset quality reflected consistent long-term improvement as ratios of non-performing loans to total loans and non-performing assets to total assets improved significantly over the previous four quarters.  Non-accrual loans were $5.25 million at September 30, 2013, compared with $9.56 million at December 31, 2012 and $7.11 million at September 30, 2012. Accruing loans 90 days past due declined to $335,561 in the third quarter of 2013 compared with $2.72 million in the third quarter of 2012, which management believes is a clear indication of the increased strength of the current loan portfolio.  Total non-performing loans were $5.59 million at September 30, 2013 compared with $10.43 million at December 31, 2012 and $9.83 million at September 30, 2012.

William J. Hieb, President and Chief Risk & Credit Officer, noted: “As we have discussed in past quarters, we continue to execute on our goal of moving non-performing assets through the bank, into OREO and off our books. As of September 30, 2013, we have entered into agreements to sell two large OREO properties which are scheduled to close in the fourth quarter. Further, we see continued improvement in asset quality as measured by delinquencies and other risk factors, which we anticipate will translate to lower non-performing asset levels in future quarters."

As previously noted, the company’s capital ratios remained significantly above accepted minimum regulatory standards for well-capitalized institutions, with a Tier 1 leverage ratio of 10.39%, Tier 1 risk-based capital ratio of 15.18% and a total risk-based capital ratio of 16.16% at September 30, 2013.

Return on average assets and return on average equity for the first nine months of 2013 were 0.56% and 6.38%, respectively. Return on average assets and return on average equity in the third quarter of 2013, both impacted by the increased provision for credit losses, were 0.20% and 2.28%, respectively.

Total stockholders' equity was $57.75 million at September 30, 2013, compared with $56.71 million at December 31, 2012 and $55.67 million at September 30, 2012.  Book value per common share was $16.28 at September 30, 2013 compared with $16.08 at December 31, 2012.

Latoff concluded: "As we have discussed, our utmost focus as a management team is to execute in a prudent way and build shareholder value. Strengthening DNB's balance sheet and improving asset quality have been priorities for 2013. We are well served by the improvement to DNB’s asset quality, which will allow for a continued focus on improving earnings and operational efficiency. As a significant shareholder of DNB, I have great confidence in our team, and in the company’s future prospects”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation’s shares are traded on Nasdaq’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the “Corporation”), may from time to time make written or oral “forward-looking statements,” including statements contained in the Corporation’s filings with the Securities and Exchange Commission (including this press release), in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation’s control).  The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.  The following factors, among others, could cause the Corporation’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; the willingness of users to substitute competitors’ products and services for the Corporation’s products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive.  Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise.  The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
EARNINGS:
Interest income	$5,723	$6,626	$17,384	$19,533
Interest expense	695	921	2,214	2,879
Net interest income	5,028	5,705	15,170	16,654
Provision for credit losses	1,600	375	2,155	1,275
Non-interest income	1,043	930	3,024	2,773
Gain on sale of investment securities	281	161	495	240
Gain (loss) on sale of SBA loans	(1)	0	162	158
Non-interest expense	4,454	4,451	13,114	13,043
Income before income taxes	297	1,970	3,582	5,507
Income tax expense (benefit)	(36)	554	824	1,589
Net income	333	1,416	2,758	3,918
Preferred stock dividends and accretion of discount	38	37	111	295
Net income available to common stockholders	$295	$1,379	$2,647	$3,623
Net income per common share, diluted	$0.10	$0.50	$0.95	$1.32

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	September 30,	December 31,	September 30,
	2013	2012	2012
FINANCIAL POSITION:
Cash and cash equivalents	$19,221	$17,149	$18,993
Investment securities	202,369	201,312	177,990
Loan and leases	399,239	396,498	402,377
Allowance for credit losses	(4,306)	(6,838)	(6,557)
Net loans and leases	394,933	389,660	395,820
Premises and equipment, net	8,179	8,456	8,341
Other assets	25,107	22,991	25,049
Total assets	$649,809	$639,568	$626,193

Deposits	$551,858	$530,424	$517,883
FHLB advances	10,000	20,000	20,000
Repurchase agreements	14,642	17,014	17,407
Other borrowings	9,827	9,850	9,857
Other liabilities	5,735	5,575	5,373
Stockholders' equity	57,747	56,705	55,673
Total liabilities and stockholders' equity	$649,809	$639,568	$626,193

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2013	2013	2013	2012	2012
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings and Per Share Data
Net income available to common stockholders	$295	$1,214	$1,138	$1,284	$1,379
Basic earnings per common share	$0.11	$0.44	$0.42	$0.47	$0.51
Diluted earnings per common share	$0.10	$0.44	$0.41	$0.47	$0.50
Dividends per common share	$0.07	$0.07	$0.07	$0.05	$0.05
Book value per common share	$16.28	$16.18	$16.39	$16.08	$15.73
Tangible book value per common share	$16.19	$16.08	$16.28	$15.98	$15.62
Average common shares outstanding	2,750	2,741	2,725	2,719	2,714
Average diluted common shares outstanding	2,788	2,774	2,762	2,753	2,745

Performance Ratios
Return on average assets	0.20%	0.76%	0.74%	0.83%	0.89%
Return on average equity	2.28%	8.60%	8.32%	9.26%	10.23%
Return on average tangible equity	2.29%	8.65%	8.36%	9.31%	10.29%
Net interest margin	3.21%	3.35%	3.32%	3.55%	3.80%
Efficiency ratio	70.84%	66.98%	69.43%	66.64%	62.41%

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	4.03%	0.82%	-0.11%	-0.10%	0.03%
Non-performing loans/Total loans	1.40%	2.60%	4.05%	2.63%	2.45%
Non-performing assets/Total assets	1.51%	2.02%	2.72%	1.82%	2.19%
Allowance for credit loss/Total loans	1.08%	1.72%	1.77%	1.72%	1.63%
Allowance for credit loss/Non-performing loans	77.04%	65.94%	43.76%	65.54%	66.53%

Capital Ratios
Total equity/Total assets	8.89%	8.60%	8.98%	8.87%	8.89%
Tangible equity/Tangible assets	8.87%	8.58%	8.94%	8.83%	8.85%
Tangible common equity/Tangible assets	6.87%	6.63%	6.92%	6.80%	6.78%
Tier 1 leverage ratio	10.39%	10.42%	10.48%	10.50%	10.31%
Tier 1 risk-based capital ratio	15.18%	15.22%	14.74%	14.63%	14.42%
Total risk-based capital ratio	16.16%	16.47%	15.99%	15.88%	15.67%

Wealth Management
Assets under care*	$139,494	$135,935	$135,002	$120,012	$115,627

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.